Exhibit 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51641) of U.S. Bancorp of our report dated June 28, 2002 relating to the financial statements of U.S. Bancorp 401(k) Savings Plan, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
June 28, 2002